UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	May 4, 2016

              The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

  (414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Marcus Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders on May 4, 2016 (the “Annual Meeting”). Set forth below is information regarding the results of the matters voted on by the Company’s shareholders at the Annual Meeting.

(i)	Elect thirteen directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen H. Marcus	101,454,427.137	1,097,486.747	1,315,188.000
Gregory S. Marcus	101,878,363.272	673,550.612	1,315,188.000
Diane Marcus Gershowitz	101,363,094.616	1,889,819.268	1,315,188.000
Daniel F. McKeithan, Jr.	101,463,223.289	1,088,690.595	1,315,188.000
Allan H. Selig	99,367,746.671	3,184,167.213	1,315,188.000
Timothy E. Hoeksema	101,519,470.181	1,032,443.703	1,315,188.000
Bruce J. Olson	101,413,719.114	1,138,194.770	1,315,188.000
Philip L. Milstein	101,610,860.289	941,053.595	1,315,188.000
Bronson J. Haase	101,501,327.068	1,050,586.816	1,315,188.000
James D. Ericson	101,999,029.910	552,883.974	1,315,188.000
Brian J. Stark	101,582,114.286	969,799.598	1,315,188.000
Katherine M. Gehl	101,877,564.764	674,349.120	1,315,188.000
David M. Baum	102,125,575.289	426,338.595	1,315,188.000

(ii)	Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,244,617.742	288,655.825	18,640.317	1,315,188.000

(iii)	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

Votes For	Votes Against	Abstentions
103,768,901.362	72,063.984	26,136.538

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 9, 2016	By:	/s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer